UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 21, 2023

Date of Report (Date of earliest event reported)

TOPGOLF CALLAWAY BRANDS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MODG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2023, Samuel H. Armacost and Scott H. Baxter informed the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Topgolf Callaway Brands Corp. (the “Company”) that they do not intend to stand for reelection to the Board upon completion of their current terms at the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). Mr. Armacost is retiring after 20 years of service on the Board, and Mr. Baxter has decided not to stand for reelection for personal reasons. Neither director’s decision not to stand for reelection was due to any disagreement with the Company.

On February 22, 2023, the Board determined that, effective as of the 2023 Annual Meeting, the size of the Board will be reduced to 12 directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPGOLF CALLAWAY BRANDS CORP.

Date: February 23, 2023	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Executive Vice President, Chief Financial Officer and Chief Legal Officer